Exhibit 99.2

FuelCell Energy Launches New Business Strategy

•	New “Powerhouse” business strategy launched to strengthen FuelCell Energy’s business, maximize operational efficiencies, and position the company for future profitable growth

•	Several key milestones already achieved in 2019

•	Growth initiative focused on both core power generation business as well as leveraging the Company’s proprietary technologies into new products, markets and geographies

DANBURY, CT – January 22, 2020 - FuelCell Energy, Inc. (Nasdaq: FCEL) – a global leader in delivering localized, always-on, and sustainable clean energy solutions – today announced the details of its new “Powerhouse” business strategy, which is focused on the fundamental pillars of Transform, Strengthen, and Grow.

“Building on our 50-year history of innovation and our leadership in the advancement of fuel cell technology, we are embarking on a new “Powerhouse” business strategy focused on strengthening our operations and industry positioning to enable the delivery of sustained profitable growth to benefit all of our stakeholders,” said Jason Few, President and Chief Executive Officer. “In 2019, we largely completed the restructuring necessary to support our new business strategy, including accomplishing several foundational milestones toward achieving profitable growth and reestablishing our position of industry leadership. We are now able to focus fully on execution of our strategy and both growing our existing business and expanding into new products, markets and geographies.”

2019 Key Accomplishments and Recent Developments

✓	Ended our engagement with Huron Consulting Services LLC (“Huron Consulting”) after successfully restructuring our business and operations and paying off our senior secured credit facility.
✓	Closed on a new $200 million senior secured credit facility with Orion Energy Partners to fund construction costs, inventory and other capital expenditures associated with current and future fuel cell projects.
✓	Improved our capital structure by retiring our Series C and Series D preferred stock obligations.
✓	Entered into a new two-year joint development agreement with ExxonMobil Research and Engineering Company, with anticipated revenues of up to $60 million, to further the development of our carbon capture technology, and entered into a related $10 million technology license agreement.
✓	Announced a strategic relationship with E.ON Business Solutions to market and distribute our products, adding to the two operating plants already owned by E.ON.
✓	Relaunched our sub-megawatt products in Europe commercially, including our 250kW and 400kW SureSourceTM solutions, in addition to offering our SureSourceTM 1500, 3000 and 4000 platforms.
✓	Reached more than 9 million MW hours of clean electricity produced by our SureSource™ fuel cell power plants globally since the first commercial installation in 2003.
✓	Announced a carbon capture project with Drax Power Station, the largest single-site renewable power generator in the United Kingdom.
✓	Advanced our solid oxide power generation, electrolysis, and energy storage applications by executing on our existing Department of Energy contracts and earning new DOE project awards.

Continued Execution on Customer Projects

Even while restructuring our business and operations in fiscal 2019, we remained focused on delivering on our customer commitments:

✓	Completed construction and began commercial operation of the 2.8 MW renewable biogas fuel cell project at a wastewater treatment facility in Tulare, California, leveraging our SureSourceTM fuel cell technology.
✓	Progress in constructing the 7.4 MW fuel cell power plant for the Connecticut Municipal Electric Energy Cooperative on the U.S. Naval submarine base in Groton, Connecticut.
✓	Winning a new renewable biogas 1.4 MW project with the City of San Bernardino, California Municipal Water Department.

New Business Strategy Launched

“We have launched a series of strategic initiatives to strengthen our financial and operational position, which we believe will enable the Company to deliver current projects on time and budget and set the stage for future growth. As we enter 2020, our recent performance indicates that we are on the right track. We are implementing a comprehensive strategy to strengthen and grow FuelCell Energy by executing on our core business, building on customer relationships, delivering and expanding our project backlog, and developing and commercializing new technologies, products and markets. Our “Powerhouse” business strategy consists of three fundamental pillars: Transform, Strengthen, and Grow,” said Jason Few.

Transform

As described above, much of our transformation strategy has already been accomplished, including the following:

✓	Restructured management: Appointed Jason Few as President and CEO, promoted Michael Lisowski to EVP and COO, and Tony Leo to EVP and CTO, and retained the balance of the existing leadership team including Mike Bishop as EVP and CFO and Jennifer Arasimowicz as GC, Corporate Secretary and CAO.
✓	Secured funding: Closed on a $200 million senior secured credit facility with Orion Energy Partners to support execution of current and future projects and provide balance sheet strength and liquidity.
✓	Restructured organization: Ended our engagement with Huron Consulting after successfully restructuring our business and operations and payoff of our prior senior secured credit facility.
✓	Delivered cost savings: Realized annualized operating savings of approximately $15 million through the restructuring of our business.
✓	Refinanced debt: Repaid a substantial portion of our short-term debt with funds from a combination of sales of our common stock under our at-the-market sales plan and our long-term credit facility with Orion Energy Partners.

With our transformation already well underway, we are now fully committed to delivering on the remaining two pillars of the Powerhouse strategy:

Strengthen

•	Capital deployment: Continue to focus on disciplined capital deployment and obtaining lower-cost, long-term financing and tax equity for completed generation projects.
•	Commercial excellence: Build on customer relationships and extend our customer-centric reputation.
•	Operational excellence: Implement a rigorous approach to project backlog execution and on-time, on-budget delivery.
•	Cost reductions: Continued focus on lean resource management and cost reduction opportunities.

Grow

•	Sales growth: Increase global product sales to key strategic customers, grow service revenue through pricing strategy and enhanced energy solutions, and reduce the cost of ownership for our customers.
•	Innovation: Increase product life and reliability, and expand commercialization of new technologies such as carbon capture, hydrogen, biofuels, long-term energy storage, and solid oxide systems.
•	Segment leadership: Capitalize on our expertise and competitive advantages in key addressable markets—biofuels, microgrid development, and the expanding hydrogen economy for industry, transportation and electric power generation.
•	Education: Ensure federal, state and local legislators, regulators and environmental organizations understand the environmental benefits, grid reliability advantages and multi-featured capabilities of the FuelCell SureSourceTM platforms.
•	Geographic and market expansion: Continue to develop new clean and renewable energy partnerships to advance carbon capture, hydrogen and multi-fuel/biofuel technology, and pursue growth around the world.

“I am proud of all that the FuelCell Energy team, along with our valued partners, has accomplished during my first five months as CEO. I am excited about our new Powerhouse business strategy and the clear go-forward plan to execute on our project commitments, build on our technical leadership, deliver improved financial results for our stakeholders, and play a critical role in environmentally sustainable baseload energy, hydrogen and energy storage,” concluded Jason Few.

Conference Call Information

FuelCell Energy will host a conference call today beginning at 10:00 a.m. EST to discuss the fourth fiscal quarter and full year results for fiscal 2019 along with details of the Company’s new business strategy. Participants can access the live call via webcast on the Company website or by telephone as follows:

•	The live webcast of the call and supporting slide presentation will be available at www.fuelcellenergy.com. To listen to the call, select “Investors” on the home page, proceed to the “Events & Presentations” page and then click on the “Webcast” link listed under the January 22nd earnings call event, or click here.
•	Alternatively, participants can dial 647-689-4106 and state FuelCell Energy or the conference ID number 5086175.

The replay of the conference call will be available via webcast on the Company’s Investors’ page at www.fuelcellenergy.com approximately two hours after the conclusion of the call.

Cautionary Language

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s anticipated financial results and statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and its business plans and strategies. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, changes to projected deliveries and order flow, changes to production rate and product costs, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, ability to access certain markets, unanticipated manufacturing issues that impact power plant performance, changes in critical accounting policies, access to and ability to raise capital and attract financing, potential volatility of energy prices, rapid technological change, competition, the Company’s ability to successfully implement its new business strategies and achieve its goals, and the Company’s ability to achieve its sales plans and cost reduction targets, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

About FuelCell Energy

FuelCell Energy, Inc. (NASDAQ: FCEL) is a global leader in developing environmentally-responsible distributed baseload power solutions through our proprietary molten-carbonate fuel cell technology. We develop turn-key distributed power generation solutions and operate and provide comprehensive services for the life of the power plant. We are working to expand the proprietary technologies that we have developed over the past five decades into new products, markets and geographies. Our mission and purpose remains to utilize our proprietary, state-of-the-art fuel cell power plants to reduce the global environmental footprint of baseload power generation by providing environmentally responsible solutions for reliable electrical power, hot water, steam, chilling, hydrogen, microgrid applications, and carbon capture and, in so doing, drive demand for our products and services, thus realizing positive stockholder returns. Our fuel cell solution is a clean, efficient alternative to traditional combustion-based power generation and is complementary to an energy mix consisting of intermittent sources of energy, such as solar and wind turbines. Our systems answer the needs of diverse customers across several markets, including utility companies, municipalities, universities, hospitals, government entities and a variety of industrial and commercial enterprises. We provide solutions for various applications, including utility-scale distributed generation, on-site power generation and combined heat and power, with the differentiating ability to do so utilizing multiple sources of fuel including natural gas, Renewable Biogas (i.e., landfill gas, anaerobic digester gas), propane and various blends of such fuels. Our multi-fuel source capability is significantly enhanced by our proprietary gas-clean-up skid. Visit us online at www.fuelcellenergy.com and follow us on Twitter @FuelCell_Energy.

SureSource, SureSource 1500, SureSource 3000, SureSource 4000, SureSource Recovery, SureSource Capture, SureSource Hydrogen, SureSource Storage, SureSource Service, SureSource Capital, FuelCell Energy, and FuelCell Energy logo are all trademarks of FuelCell Energy, Inc.

Contact:

FuelCell Energy, Inc.

ir@fce.com

203.205.2491

Source: FuelCell Energy

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